Exhibit 3.4  Amended Articles of Merger

AMENDED ARTICLES OF MERGER
Merger of Specialized Solutions, Inc. into i-Academy, Inc.

     These Amended Articles of Merger are filed solely for the purpose of correcting an error in the Articles of Merger as originally filed; to wit: the number of voting shares of Specialized Solutions, Inc. set forth in paragraphs 5 and 6 is changed to 50 from 100.

     Pursuant to the provisions of Section 607.1101, et seq., Fla. Stat., the Florida Business Corporation Act, the undersigned corporations hereby adopt the following Articles of Merger for the purpose of merging themselves into one corporation.

     1. The names of the corporations which are parties to the merger are: Specialized Solutions, Inc., a Florida corporation, the absorbed corporation, ("Specialized") and i-Academy, Inc., a Florida corporation, the surviving corporation ("i-Academy").

     2. The Plan of Merger is that (i) Specialized shall be merged with i-Academy, be absorbed into i-Academy and cease to exist; (ii) i-Academy shall be the surviving company; (iii) all of the debts, obligations, property, rights and licenses of Specialized existing before the merger shall become the debts, obligations, property and rights of i-Academy; (iv) the 100 shares of Specialized's issued and outstanding common stock shall be converted automatically in the merger into 4,825,000 shares of i-Academy; (v) i-Academy will issue an additional 3,499,900 shares to the holder of its 100 shares of issued and outstanding common stock; and, (vi) the name of i-Academy shall be changed to "Specialized Solutions, Inc." By separate amendment of its Articles of Incorporation; (vii) the bylaws of i-Academy shall be and remain the bylaws of the surviving company; and (vii) the board of directors and officers of Specialized shall be the board of directors and officers of the surviving corporation, subject to additions thereto subsequent to the merger as determined by such board of directors.

     3. The merger shall be effective on the date these Articles of Merger are accepted for filing by the Secretary of State of Florida.

     4. The Plan of Merger was approved on August 6, 2001 by the stockholders of each of the undersigned corporations consistent with their corporate documents and in the manner prescribed by the Florida Business Corporation Act.

     5. As to each of the undersigned corporations, the numbers of shares outstanding and the designation and number of shares of each class entitled to vote as a class are as follows:

                            TOTAL NUMBER OF SHARES OUTSTANDING
NAME OF CORPORATION             AND ENTITLED TO VOTEV
Specialized Solutions, Inc.               50
I-Academy, Inc.                          100

No shares are entitled to vote as a class.

     6. As to each of the undersigned corporations, the total number of shares voted for and against the Plan of Merger, respectively, are as follows:

                                TOTAL VOTED          TOTAL VOTED
NAME OF CORPORATION                 FOR                AGAINST
-------------------             -----------          -----------
Specialized Solutions, Inc.         50                     0
I-Academy, Inc.                    100                     0

     7. In the event 2,500,000 shares of the Corporations common stock have not been distributed on or before December 31, 2001 as a dividend to the stockholders of Stampede Worldwide, Inc., a Florida corporation, as provided herein, then Carrie Cameron shall have the sole and exclusive right to receive the Merger and the parties shall be returned to the status quo ante.

     IN WITNESS WHEREOF, the undersigned, President of Specialized Solutions, Inc. and the President of i-Academy, Inc., have executed the within Articles of Merger this 6th day of August, 2001, and caused said Articles to be filed in the office of the Secretary of State for the State of Florida, effective upon the filing thereof.


    (CORPORATE SEAL)                     Specialized Solutions, Inc.

ATTEST:

                               By:_________________________________
_________________________              Carrie Cameron, President
Carrie Cameron, Secretary


   (CORPORATE SEAL)                      i-Academy, Inc.

ATTEST:

                               By: ________________________________
____________________________        John V. Whitman, Jr., President
Jackson L. Morris, Secretary
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